Exhibit 99.1

Corporate Headquarters

70 East 55th Street, 9th Floor

New York, NY 10022

877.826.BLUE (2583)

www.bluerockre.com

PRESS RELEASE

For Immediate Release

Bluerock Enhanced Multifamily Trust Announces

92% Return on Sale of Apartments at Meadowmont and

Improved Financial Reporting

New York, NY (July 9th, 2012) – Bluerock Enhanced Multifamily Trust, Inc. (“BEMT” and “Company”) today reported the sale of its interest in one apartment community for a 92% gain, and an increased ownership in two other apartment communities. The sale and purchases were part of a Company initiative to simplify its financial statements in order to improve transparency and financial reporting for its shareholders.

“Our minority interest investment strategy was designed to provide diversification and showcase the quality of our investments in our early days; however, accounting rules prevented us from reporting consolidated financials that would showcase our property-level operations. By increasing our stake, in conjunction with certain operating agreement changes, we are now able to provide increased clarity for our investors by reporting a more robust and transparent income statement and balance sheet,” said Ramin Kamfar, BEMT’s Chairman and Chief Executive Officer.

Sale of The Apartments at Meadowmont at a 92.2% Total Return on Equity

BEMT announced the sale of its interest in The Apartments at Meadowmont, a 258-unit apartment community located in Chapel Hill, North Carolina on June 27, 2012. BEMT acquired an interest in the property in April 2010 for an equity investment of $1.52 million, had a total current investment in the property of $1.6 million at the time of sale and sold its interest for net equity proceeds of $3.0 million, generating a 92.2% total return over a 26 month hold period.

“We took this opportunity to selectively harvest gains within the portfolio and to demonstrate the strength of our investment strategy and our ability to deliver returns,” said Mr. Kamfar.

Purchase of Additional Interests in The Reserve at Creekside Village and Springhouse at Newport News

BEMT also announced the purchase of incremental interests in two properties within its portfolio – The Reserve at Creekside Village located in Chattanooga, Tennessee and Springhouse at Newport News located in Newport News, Virginia for a combined purchase price of approximately $202,000.

“We are pleased with the overall operating performance and high occupancy levels of both properties and are excited about the opportunity to increase our ownership slightly in these assets which we feel will deliver attractive returns,” said Mr. Kamfar.

Built in 2005, The Reserve at Creekside Village is a garden-style apartment community comprised of 192 units within eight three-story buildings situated on approximately 11.2 acres in Chattanooga, Tennessee. The Property is conveniently located within one mile from the intersection of I-75, providing access to Atlanta and Knoxville, and I-24 with access to Nashville.

Built in 1986, Springhouse at Newport News is garden-style apartment community comprised of 432 units featuring one and two-bedroom layouts in 24 two-story buildings surrounding a central private lake on approximately 28 acres in Newport News, Virginia. The Property is located within a ten-minute drive of two major area employers, Northrop Grumman Newport News and the Fort Eustis Army Base.

Change in Financial Reporting from Equity to Consolidation Method Results in Significant Improvement in Key Balance Sheet and Income Statement Metrics

The purchase of additional interests in the Springhouse and Creekside in conjunction with other actions will result in the Company having sufficient control over those investments such that it is able to consolidate them on the Company’s financial statements. Investments reported on a consolidated basis reflect gross amounts of assets, liabilities and noncontrolling interests in the balance sheet and gross amounts of revenues and expenses in the statement of operations. Prior to these transactions, the Company’s investments in The Reserve at Creekside and Springhouse at Newport News have been reported on an unconsolidated basis under the equity method and reflected those amounts as a single net amount on each statement. This change in reporting is expected to have a significant impact on the Company’s financials, as outlined in the Company’s recent Form 8-K of June 28, 2012. The 8-K provides a summary of the unaudited pro forma consolidated balance sheet as of March 31, 2012, to give effect as if the purchase of additional interests and disposition occurred on March 31, 2012, and consolidated statements of operations for the three months ended March 31, 2012, to give effect as if the purchase of additional interests and disposition occurred on January 1, 2011, which is summarized below:

Selected changes in the March 31, 2012 Balance Sheet include:

▪	Increase in total assets from approximately $5.5 million (actual) to $63.4 million (pro forma), and
▪	Increase in total stockholders’ equity from approximately $1.3 million (actual) to $5.1 million (pro forma).

Selected changes in the March 31, 2012 Consolidated Statement of Operations include:

▪	Increase in total revenues for the quarter from zero (actual) to approximately $1.6 million (pro forma), and
▪	Increase in operating income for the quarter from a loss of approximately $0.4 million (actual) to income of $0.2 million (pro forma).

For a complete copy of this and any other public Company filings, please visit the U.S. Securities and Exchange Commission’s website at www.sec.gov or the Company’s website at www.bluerockre.com/bemt.

About the Bluerock Enhanced Multifamily Trust

Bluerock Enhanced Multifamily Trust, Inc. is a real estate investment trust (REIT) that was formed to acquire a diversified portfolio of real estate and real estate-related investments, with a primary focus on well-located, institutional quality multifamily properties with strong and stable cash flows.

BEMT’s strategy is to acquire properties in conjunction with its network of leading apartment owner/operators across the nation, each of whom contributes meaningful investment capital alongside investors.  We believe this approach creates a potential for enhanced acquisition opportunities and improved operating results for the benefit of our investors. In addition, our advisor’s “Enhanced Multifamily’’ strategy is designed to increase rents, tenant retention and property values, and generate attractive returns for our investors.

About Bluerock Real Estate

Bluerock Real Estate is a national real estate investment firm headquartered in Manhattan which was founded to provide institutional quality real estate investment products for the individual investor. Bluerock principals have over 60 years aggregate experience and have transacted on over 25 million square feet and $4 billion in acquisitions, primarily on behalf of leading U.S. institutional investors. Bluerock currently focuses on acquiring, managing, and developing stabilized, value-added, and opportunistic multifamily and office properties throughout the United States.

Forward-looking Statements

This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the sale of the The Apartments at Meadowmont, deliver returns, future performance expectations, and improved financial reporting. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the financial performance of future acquisitions, uncertainties relating to changes in general economic and real estate conditions; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES.

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